Exhibit 10.15

                              ADZONE RESEARCH, INC.
    4062-80 Grumman Blvd. Calverton, NY 11933 631-369-1100 FAX: 631-369-4024
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                      BOARD MEETING MINUTES AND RESOLUTION

On March 7, 2003 the board of directors of AdZone Research, Inc. had a meeting via conference telephone where by the following directors were present

John Cardona, Charles Cardona, Warren Hamburger

Absent was:  Russell Ivy

The board resolved to approve obtaining a Loan from Financial Engineering, Inc. (Al Morrison) of 1301 S. Odell Street, Brownsburg, Indiana 317-852-4233. Charles Cardona and John Cardona have agreed to allow 8 Million shares of their stock to be pledged as collateral for this loan in the following amounts.

Charles Cardona will pledge 3,908,151 shares
John Cardona will pledge 4,091,849 shares

They have agreed to pledge these unrestricted shares in exchange for the same number of newly issued shares. Should the company be unable to return the shares in 1 year, the company will also be obligated to replace the shares pledged with S-8 shares in addition to the exchange shares.

The Board resolved to issue 3,908,151 shares of restricted common stock to:

Charles Cardona for the use of his unrestricted shares as collateral, and

The Board resolved to issue 4,091,849 shares of restricted common stock to:

John Cardona for the use of his unrestricted shares as collateral

The company does not wish to unduly enrich the persons pledging the stock, therefore the company will have the right to re-purchase these shares at any time prior to March 31, 2004 for 10.5 cents per share. The shares must be repurchased in a single block.

The directors present voted unanimously for the issuance of the stock, this resolution and the attached contract.


Affirmed by:
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Name:                                                     Title

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                                    AGREEMENT

Between AdZone Research, Inc. and

Charles Cardona and John Cardona
Charles Cardona agrees to pledge 3,908,151 shares of his stock and

John Cardona agrees to pledge 4,091,849 shares of his stock as collateral for a loan for AdZone Research.

As the pledged stock has no legend, the company agrees to compensate Charles Cardona and John Cardona as follows:

The Board resolved to issue 3,908,151 shares of restricted common stock to:

Charles Cardona for the use of his unrestricted shares as collateral, and

The Board resolved to issue 4,091,849 shares of restricted common stock to:

John Cardona for the use of his unrestricted shares as collateral

The company will have the right to re-purchase these shares at any time prior to March 31, 2004 for 10.5 cents per share. The shares must be repurchased in a single block.

Agreed to:


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AdZone Research, Inc.


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John Cardona


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Charles Cardona


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Date